Exhibit 10.1

EXHIBIT A

AMC Entertainment Holdings, Inc.

Management Profit Sharing Plan

Section 1.  Purpose.  The AMC Entertainment Holdings, Inc. Management Profit Sharing Plan (the “Plan”) is intended to provide incentive bonus awards to certain eligible employees of AMC Entertainment Holdings, Inc. (the “Company”) and its subsidiaries or affiliates in order to attract, retain and incentivize a talented management team.

Section 2.  Eligibility.  Each employee who receives a letter (an “Award Letter”) from the Company promptly following the Closing Date, as defined in the Agreement and Plan of Merger, dated as of May 21, 2012, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. (“Wanda”) and, solely with respect to Section 2.11, Article 12 and Section 13.01 and Section 13.06 thereunder, Apollo Management V, L.P. as the “Stockholder Representative” (the “Merger Agreement”) that sets forth his or her allocation of the Aggregate Incentive Bonus (as defined below) as of the Closing Date (individually an “Initial Participant”, and collectively the “Initial Participants”), and any additional employee proposed by the President and Chief Executive Officer of the Company (the “CEO”) and approved by the Company’s Board of Directors (the “Board”) who receives an Award Letter from the Company (any such additional employees, together with the Initial Participants, “Participants”), shall be eligible to participate in the Plan.  Attachment A hereto sets forth the names of the Initial Participants, their respective titles and allocations of Aggregate Incentive Bonus.  The Company shall not be required to disclose Attachment A to Participants; provided that, at the written request of a Participant at or promptly following the payment of the Aggregate Incentive Bonus, the Company shall provide to such Participant the percentage of the Aggregate Incentive Bonus that was unallocated for the Plan Year (as defined below) in respect of which the payment was made.

Section 3.  Duration.  This Plan shall become effective on the Closing Date, and, subject to Section 11, shall terminate following the payment of all amounts required to be paid under the Plan (including payment of each Incentive Bonus (as defined below) and each Catch-Up Payment (as defined below) to which any Participant becomes entitled pursuant to the terms of the Plan and the Additional Incentive Bonus (as defined below) if payable pursuant to the terms of the Plan).

Section 4.  Administration; Participant Representatives.  The Plan shall be administered by the Board and, subject to Section 5(e)(ii) and Section 18(b), any action of the Board shall be final, conclusive and binding on all persons, including the Company and its subsidiaries and affiliates, Participants and their beneficiaries, and any other persons claiming rights from or through a Participant.  For purposes of this Plan, the “Participant Representatives” shall be (a) the CEO and the Chief Financial Officer of the Company (the “CFO”), if each of the then-current CEO and CFO has an interest in the Aggregate Incentive Bonus at least equal to 6.98% or (b) if any of the then-current CEO or the then-current CFO has an interest in the Aggregate Incentive Bonus less than 6.98%, (i) the two Participants with the largest interest in the Aggregate Incentive Bonus (determined on an individual basis), (ii) if multiple Participants have the largest interest in the Aggregate Incentive Bonus (determined on an individual basis) (the “Interested Participants”), the two Participants appointed by a majority of the Interested Participants or (iii) if one Participant has the largest interest in the Aggregate Incentive Bonus and multiple Participants have the second largest interest in the Aggregate Incentive Bonus (determined on an individual basis) (the “Secondary Interested Participants”), the

Participant with the largest interest in the Aggregate Incentive Bonus and the Participant appointed by a majority of the Secondary Interested Participants.  For the avoidance of doubt, only a then-current employee of the Company is eligible to be a Participant Representative, an Interested Participant or a Secondary Interested Participant.

Section 5.  Incentive Bonus; Catch-Up Payment; Additional Incentive Bonus; “Net Profit”.  (a)  Each Participant shall be eligible to receive an Incentive Bonus (as defined below) for each year ending on December 31, 2012, 2013, 2014 and 2015 (each such year, a “Plan Year”, and the period from the Closing Date through and including December 31, 2015, the “Applicable Period”), calculated as described in Section 5(b), payable in a single lump sum as soon as reasonably practicable following the issuance of the Company’s audited financial statements for the Plan Year to which the Incentive Bonus relates, but in no event shall any Incentive Bonus be paid after May 15th of the year following the Plan Year to which such Incentive Bonus relates.  Each Incentive Bonus and Catch-Up Payment and the Additional Incentive Bonus shall be paid in cash; provided, however, that the Board may determine that such payments be paid in a form other than cash, including payment in marketable securities, subject to the consent of both of the Participant Representatives.  The Board and the Participant Representatives will determine the form of payment, the amount to be received in such form and the terms and conditions of using such form of payment.

Section 1.01For each Plan Year that the Company achieves the applicable Net Profit target set forth on Attachment B hereto (the “Net Profit Target”), the Company shall pay to Participants an aggregate amount equal to 10% of the Net Profit (as defined below) for the applicable Plan Year (the aggregate amount for each such Plan Year, the “Aggregate Incentive Bonus”).  For any Plan Year in which the Company achieves the applicable Net Profit Target, the Aggregate Incentive Bonus for such Plan Year shall be unlimited.  Except as provided in Section 5(c), if the Company does not achieve the applicable Net Profit Target for a Plan Year, no Aggregate Incentive Bonus shall be payable for such Plan Year.  Subject to Sections 5(a), 6, 7 and 10, for each Plan Year, the Company shall pay to each Participant an amount equal to the percentage of the Aggregate Incentive Bonus allocated to such Participant as set forth in such Participant’s Award Letter (each such payment, an “Incentive Bonus”).  Notwithstanding anything to the contrary herein, if the Reported Net Profit (as defined below) is less than zero for any Plan Year, no Aggregate Incentive Bonus shall be paid for such Plan Year.

Section 1.02Notwithstanding Section 5(b), if the Company fails to achieve the applicable Net Profit Target for one or more Plan Years, each Participant shall be eligible to receive Catch-Up Payments (as defined below) as set forth in this Section 5(c).

(a)                                 The following definitions shall apply for purposes of this Section 5:

(i)                                     “Cumulative Net Profit Surplus” shall mean, as of the end of any Plan Year, the aggregate Net Profit Surplus for all Qualified Surplus Years as of the end of such Plan Year.

(ii)                                  “Net Profit Deficit” shall mean, for each Qualified Deficit Year, the difference between the applicable Net Profit Target for such Qualified Deficit Year and the Net Profit achieved by the Company for such Qualified Deficit Year.

(iii)                               “Net Profit Surplus” shall mean, for each Qualified Surplus Year, the excess of the Net Profit achieved for such Qualified Surplus Year over the applicable Net Profit Target for such Qualified Surplus Year.

(iv)                              “Qualified Deficit Year” shall mean each Qualified Year in which the Company achieves Net Profit that is less than 100% of the applicable Net Profit Target for such Qualified Year.

(v)                                 “Qualified Surplus Year” shall mean each Qualified Year in which the Company achieves Net Profit that is more than 100% of the applicable Net Profit Target for such Qualified Year.

(vi)                              “Qualified Year” shall mean each Plan Year in which the Company achieves Net Profit that is at least 80% of the applicable Net Profit Target for such Plan Year (for the avoidance of doubt, “Qualified Year” includes any Plan Year in which Net Profit exceeds 100% of the applicable Net Profit Target for such Plan Year).

(b)                                 For each Qualified Year, if the Cumulative Net Profit Surplus (measured as of the end of such Qualified Year) equals or exceeds the Net Profit Deficit for any one or more Qualified Deficit Year(s) (including, if applicable, such Plan Year), the Company shall pay to Participants an amount equal to 10% of the Net Profit achieved for such Qualified Deficit Year(s) in which the Cumulative Net Profit Surplus applied to such Qualified Deficit Year(s) equals or exceeds the Net Profit Deficit for such Qualified Deficit Year(s) (the “Aggregate Catch-Up Payment”).  Any Cumulative Net Profit Surplus shall be applied first to the most recently completed Qualified Deficit Year in which such Cumulative Net Profit Surplus equals or exceeds the full amount of the Net Profit Deficit for such Qualified Deficit Year, and successively thereafter to each preceding Qualified Deficit Year in which such Cumulative Net Profit Surplus (subject to Section 5(c)(iv)(B)) equals or exceeds the full amount of the Net Profit Deficit for such Qualified Deficit Year.  Following the Plan Year ending December 31, 2015, the Cumulative Net Profit Surplus for all Plan Years shall be reapplied in a manner in which results in the largest Aggregate Catch-Up Payment (see Section 5(c)(v)(J) for an example of such reapplication).

(c)                                  Subject to Sections 6, 7 and 10, the Company shall pay to each Participant an amount equal to the percentage of the Aggregate Catch-Up Payment allocated to such Participant as set forth in such Participant’s Award Letter (each such payment, a “Catch-Up Payment”).  For the avoidance of doubt, subject to Sections 6 and 7, each Participant’s allocated percentage of the Aggregate Catch-Up Payment shall be equal to such Participant’s allocated percentage of the Aggregate Incentive Bonus for the year of payment of the Aggregate Incentive Bonus that gave rise to the Aggregate Catch-Up Payment.  Each Catch-Up Payment shall be payable in a single lump sum as soon as reasonably practicable following the issuance of the Company’s audited financial statements for the Qualified Year in which such Catch-Up Payment is earned, but in no event later than May 15th of the Plan Year following the Qualified Year in which such Catch-Up Payment is earned.  Except as provided in Section 5(a), each Catch-Up Payment shall be paid in cash.  For purposes of this Plan, a Catch-Up Payment shall be deemed to be earned in a Qualifying Year if, at the end of such Qualifying Year, the right to the Aggregate Catch-Up Payment is established pursuant to this Section 5(c) through the application of Cumulative Net Profit Surplus.

(d)                                 For the avoidance of doubt, (A) for any Qualified Year in which the Company achieves at least 100% of the Net Profit Target, any Aggregate Catch-Up Payment shall be paid in addition to the Aggregate Incentive Bonus for such Qualified Year and (B) any portion of the Cumulative Net Profit Surplus that is applied to the Net Profit Deficit for a Qualified Deficit Year shall not be applied to the Net Profit Deficit for any other Qualified Deficit Year during the Applicable Period, but any portion of the Cumulative Net Profit Surplus that is not applied to the Net Profit Deficit for a Qualified Deficit Year may be applied to the Net Profit Deficit for any other Qualified Deficit Year during the Applicable Period.

(e)                                  Examples.  The following examples are intended to demonstrate the principles of this Section 5(c) and, in each case, are presented for illustrative purposes only.  For the avoidance of doubt, the Net Profit Target in each of the following examples has been fictionalized for ease of calculation.

(i)                                     If for the Plan Year ending on December 31, 2012 the Company achieves the Net Profit Target and the applicable Net Profit is equal to US$ 10,000,000, Participants would be entitled to an Aggregate Incentive Bonus equal to US$ 1,000,000.  The US$ 1,000,000 will be distributed to Participants based on the allocations set forth in their Award Letters.  If the Company did not achieve the Net Profit Target for the Plan Year ending on December 31, 2012, then the Aggregate Incentive Bonus will be US$ 0, regardless of the Net Profit achieved by the Company.

(ii)                                  If for the Plan Year ending on December 31, 2012 the Company achieves 80% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 8,000,000), and for the Plan Year ending on December 31, 2013 the Company achieves 110% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 22,000,000), then (1) the Plan Year ending on December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for the Plan Year ending on December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending on December 31, 2013 would be a Qualified Surplus Year, (4) the Cumulative Net Profit Surplus as of December 31, 2013 would be equal to US$ 2,000,000 (5) the Aggregate Incentive Bonus for the Plan Year ending on December 31, 2013 would be equal to US$ 2,200,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2013) and (6) the Aggregate Catch-Up Payment for the Plan Year ending on December 31, 2013 would be equal to US$ 800,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 due to application of US$ 2,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2013 to the Net Profit Deficit for the Plan Year ending December 31, 2012).

(iii)                               If for the Plan Year ending on December 31, 2012 the Company achieves 120% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 12,000,000) and for the Plan Year ending on December 31, 2013 the Company achieves 90% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 18,000,000), then (1) the Plan Year ending

December 31, 2012 would be a Qualified Surplus Year, (2) the Cumulative Net Profit Surplus as of December 31, 2012 would be equal to US$ $2,000,000, (3) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2012 would be US$ 1,200,000 (i.e., 10% of the Net Profit achieved for the year ending December 31, 2012), (4) the Plan Year ending December 31, 2013 would be a Qualified Deficit Year, (5) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2013 would be equal to US$ 0 and (6) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 1,800,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2013 due to application of US$ 2,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2012 to the Net Profit Deficit for the Plan Year ending December 31, 2013).

(iv)                              If for the Plan Year ending on December 31, 2012 the Company achieves 85% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 8,500,000), for the Plan Year ending on December 31, 2013 the Company achieves 100% of the Net Profit Target of US$ 20,000,000 and for the Plan Year ending on December 31, 2014 the Company achieves 105% of the Net Profit Target of US$ 30,000,000 (i.e., US$ 31,500,000), then (1) the Plan Year ending December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending on December 31, 2013 would be a Qualified Year (but not a Qualified Surplus Year or a Qualified Deficit Year), (4) the Aggregate Incentive Bonus for the year ending December 31, 2013 would be equal to US$ 2,000,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2013), (5) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 0, (6) the Plan Year ending on December 31, 2014 would be a Qualified Surplus Year, (7) the Cumulative Net Profit Surplus as of December 31, 2014 would be equal to US$ 1,500,000, (8) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 would be equal to US$ 3,150,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014) and (9) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 850,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 due to application of US$ 1,500,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2014 to the Net Profit Deficit for the Plan Year ending December 31, 2012).

(v)                                 If for the Plan Year ending on December 31, 2012 the Company achieves 85% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 8,500,000), for the Plan Year ending on December 31, 2013 the Company achieves 70% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 14,000,000) and for the Plan Year ending on December 31, 2014 the Company achieves 105% of the Net Profit Target of US$ 30,000,000 (i.e., US$ 31,500,000), then (1) the Plan Year ending December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending on December 31, 2013 would not be a Qualified Year (or a Qualified Surplus Year or a Qualified Deficit Year),

(4) the Aggregate Incentive Bonus for the year ending December 31, 2013 would be equal to US$ 0, (5) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 0, (6) the Plan Year ending on December 31, 2014 would be a Qualified Surplus Year, (7) the Cumulative Net Profit Surplus as of December 31, 2014 would be equal to US$ 1,500,000, (8) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 would be equal to US$ 3,150,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014) and (9) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 850,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 due to application of US$ 1,500,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2014 to the Net Profit Deficit for the Plan Year ending December 31, 2012).

(vi)                              If for the Plan Year ending on December 31, 2012 the Company achieves 90% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 9,000,000), for the Plan Year ending on December 31, 2013 the Company achieves 90% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 18,000,000) and for the Plan Year ending on December 31, 2014 the Company achieves 110% of the Net Profit Target of US$ 30,000,000 (i.e., US$ 33,000,000), then (1) the Plan Year ending December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for Plan Year ending December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending December 31, 2013 would be a Qualified Deficit Year, (4) the Aggregate Incentive Bonus for the year ending December 31, 2013 would be equal to US$ 0, (5) the Aggregate Catch-Up Payment for the year ending December 31, 2013 would be equal to US$ 0, (6) the Plan Year ending December 31, 2014 would be a Qualified Surplus Year, (7) the Cumulative Net Profit Surplus as of December 31, 2014 would be equal to US$ 3,000,000, (8) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 would be equal to US$ 3,300,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014) and (9) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 2,700,000 (i.e., the sum of 10% of the Net Profit achieved for the Plan Year ending December 31, 2013 (due to application of US$ 2,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2014 to the Net Profit Deficit for the Plan Year ending December 31, 2013) and 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 (due to application of US$ 1,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2014 to the Net Profit Deficit for the Plan Year ending December 31, 2012)).

(vii)                           If for the Plan Year ending on December 31, 2012 the Company achieves 130% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 13,000,000), for the Plan Year ending on December 31, 2013 the Company achieves 70% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 14,000,000) and for the Plan Year ending on December 31, 2014 the Company achieves 90% of the Net Profit Target of US$ 30,000,000 (i.e., US$ 27,000,000), then (1) the Plan Year ending on December 31, 2012 would be a Qualified Surplus Year, (2) the

Cumulative Net Profit Surplus as of December 31, 2012 would be $3,000,000, (3) the Aggregate Incentive Bonus for Plan Year ending December 31, 2012 would be equal to US$ 1,300,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2012), (4) the Plan Year ending on December 31, 2013 would not be a Qualified Year (or a Qualified Surplus Year or a Qualified Deficit Year), (5) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2013 would be equal to US$ 0, (6) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 0, (7) the Cumulative Net Profit Surplus as of December 31, 2013 would be $3,000,000, (8) the Plan Year ending December 31, 2014 would be a Qualified Deficit Year, (9) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 would be equal to US$ 0 and (10) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 2,700,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014 due to application of US$ 3,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2012 to the Net Profit Deficit for the Plan Year ending December 31, 2014).

(viii)                        If for the Plan Year ending on December 31, 2012 the Company achieves 80% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 8,000,000), for the Plan Year ending on December 31, 2013 the Company achieves 80% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 16,000,000), for the Plan Year ending on December 31, 2014 the Company achieves 100% of the Net Profit Target of US$ 30,000,000 and for the Plan Year ending on December 31, 2015 the Company achieves 115% of the Net Profit Target of US$ 40,000,000 (i.e., US$ 46,000,000), then (1) the Plan Year ending December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for Plan Year ending December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending December 31, 2013 would be a Qualified Deficit Year, (4) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2013 would be equal to US$ 0, (5) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 0, (6) the Plan year ending December 31, 2014 would be a Qualified Year (but not a Qualified Surplus Year or a Qualified Deficit Year), (7) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 would be equal to US$ 3,000,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014), (8) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 0, (9) the Plan Year ending December 31, 2015 would be a Qualified Surplus Year, (10) the Cumulative Net Profit Surplus as of December 31, 2015 would be equal to US$ 6,000,000, (11) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2015 would be equal to US$ 4,600,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2015) and (12) the Aggregate Catch-Up Payment for the year ending December 31, 2015 would be equal to US$ 2,400,000 (i.e., the sum of 10% of the Net Profit achieved for the Plan Year ending December 31, 2013 (due to application of US$ 4,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2015 to the Net Profit Deficit for the Plan Year ending December 31, 2013) and 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 (due to application of US$ 2,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2015 to the Net Profit Deficit for the Plan Year ending December 31, 2012)).

(ix)                              If for the Plan Year ending on December 31, 2012 the Company achieves 80% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 8,000,000), for the Plan Year ending on December 31, 2013 the Company achieves 105% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 21,000,000), for the Plan Year ending on December 31, 2014 the Company achieves 130% of the Net Profit Target of US$ 30,000,000 (i.e., US$ 39,000,000) and for the Plan Year ending on December 31, 2015 the Company achieves 80% of the Net Profit Target of US$ 40,000,000 (i.e., US$ 32,000,000), then (1) the Plan Year ending on December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for Plan Year ending December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending on December 31, 2013 would be a Qualified Surplus Year, (4) the Cumulative Net Profit Surplus as of December 31, 2013 would be equal to US$ 1,000,000, (5) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2013 would be equal to US$ 2,100,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2013), (6) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 0, (7) the Plan Year ending December 31, 2014 would be a Qualified Surplus Year (8) the Aggregate Incentive Bonus for the year ending December 31, 2014 would be equal to US$ 3,900,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014), (9) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 800,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 due to application of US$ 2,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2014 to the Net Profit Deficit for the Plan Year ending December 31, 2012), (10) the Cumulative Net Profit Surplus as of December 31, 2014 (after application of the Cumulative Net Profit Surplus to the Net Profit Deficit for the Plan Year ending December 31, 2012) would be equal to US$ 8,000,000 (i.e., US$ 1,000,000 Cumulative Net Profit Surplus as of December 31, 2013 plus US$ 9,000,000 Cumulative Net Profit Surplus as of December 31, 2014 minus US$ 2,000,000 Net Profit Deficit for the Plan Year ending December 31, 2012), (11) the Plan Year ending December 31, 2015 would be a Qualified Deficit Year, (12) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2015 would be equal to US$ 0 and (13) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2015 would be equal to US$ 3,200,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2015 due to application of US$ 8,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2015 to the Net Profit Deficit for the Plan Year ending December 31, 2015).

(x)                                 If for the Plan Year ending on December 31, 2012 the Company achieves 90% of the Net Profit Target of US$ 10,000,000 (i.e., US$ 9,000,000), for the Plan Year ending on December 31, 2013 the Company achieves 90% of the Net Profit Target of US$ 20,000,000 (i.e., US$ 18,000,000), for the Plan Year ending on December 31, 2014 the

Company achieves 105% of the Net Profit Target of US$ 30,000,000 (i.e., US$ 31,500,000) and for the Plan Year ending on December 31, 2015, the Company achieves 102% of the Net Profit Target of US$ 40,000,000 (i.e., US$ 40,800,000), then (1) the Plan Year ending December 31, 2012 would be a Qualified Deficit Year, (2) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2012 would be equal to US$ 0, (3) the Plan Year ending on December 31, 2013 would be a Qualified Deficit Year, (4) the Aggregate Incentive Bonus for the year ending December 31, 2013 would be equal to US$ 0, (5) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2013 would be equal to US$ 0, (6) the Plan Year ending on December 31, 2014 would be a Qualified Surplus Year, (7) the Cumulative Net Profit Surplus as of December 31, 2014 would be equal to US$ 1,500,000, (8) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 would be equal to US$ 3,150,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2014), (9) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2014 would be equal to US$ 900,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2012 due to application of US$ 1,000,000 of the Cumulative Net Profit Surplus as of the end of the Plan Year ending December 31, 2014 to the Net Profit Deficit for the Plan Year ending December 31, 2012), (10) the Plan Year ending on December 31, 2015 would be a Qualified Surplus Year, (11) the Cumulative Net Profit Surplus as of December 31, 2015 would be equal to US$ 1,300,000 (i.e., the sum of US$ 500,000 (the unapplied Net Profit Surplus for the Plan Year ending December 31, 2014) and US$ 800,000 (the Net Profit Surplus earned during the Plan Year ending December 31, 2015), (12) the Aggregate Incentive Bonus for the Plan Year ending December 31, 2015 would be equal to US$ 4,080,000 (i.e., 10% of the Net Profit achieved for the Plan Year ending December 31, 2015) and (13) the Aggregate Catch-Up Payment for the Plan Year ending December 31, 2015 would be equal to US$ 0.  Following the end of the Plan Year ending December 31, 2015, the Cumulative Net Profit Surplus for all Plan Years would be reapplied so that Participants receive the largest Aggregate Catch-Up Payment (i.e., 10% of the Net Profit achieved in the Plan Year ending December 31, 2013).  The Net Profit Surplus for the Plan Year ending December 31, 2014 (i.e., US$ 1,500,000) and the Net Profit Surplus for the Plan Year ending December 31, 2015 (i.e., US$ 800,000) would be applied to the Net Profit Deficit for the Plan Year ending December 31, 2013 (i.e., US$ 2,000,000) so that, following the end of the Plan Year ending December 31, 2015, Participants would be entitled to an Aggregate Catch-Up Payment of US$ 900,000 (i.e., the difference between 10% of the Net Profit achieved for the Plan Year ending December 31, 2013 (i.e., US$ 1,800,000) and the Aggregate Catch-Up Payment received by Participants following the end of the Plan Year ending December 31, 2014 (i.e., US$ 900,000)).

Section 1.03Except as otherwise set forth in Section 5(d)(i), if (x) each Plan Year is a Qualified Year, (y) the Company achieves aggregate Net Profit for all Plan Years equal to or greater than the aggregate Net Profit Targets for such Plan Years and (z) the aggregate amount of the Aggregate Incentive Bonuses paid for all Plan Years is less than US$ 50,000,000, then Participants who have been continuously employed by the Company or a subsidiary or affiliate of the Company from the Closing Date through the first business day of 2016 (“Continuous Participants”) shall be entitled to receive an additional bonus award in the aggregate equal to US$ 50,000,000 less the aggregate amount of the Aggregate Incentive Bonuses and the Aggregate Catch-Up Payments paid for all Plan Years (the “Additional Incentive Bonus”).  The Additional Incentive Bonus shall be allocated to each Continuous Participant in accordance with the allocation set forth in such Continuous Participant’s Award Letter; provided that any unallocated or forfeited amount shall be reallocated to each Continuous Participant pro rata in accordance with the allocations set forth in the Award Letters for all Continuous Participants, unless the CEO (or, if applicable, the CEO’s successor) recommends a different reallocation of such amounts to the Board and the Board approves such recommendation.  For the avoidance of doubt, the CEO’s recommendation with respect to the reallocation of such amount may include allocations to any then-current or former Participants, as well as any new Participants (any such additional current, former or new Participants, together with the Continuous Participants, “Final Participants”).  The portion of the Additional Incentive Bonus to which each individual is entitled shall be payable in a single lump sum as soon as reasonably practicable following the issuance of the Company’s audited financial statements for the Plan Year ending December 31, 2015, but in no event later than May 15, 2016.

(a)                                 Plan Year ending on December 31, 2012.  If (A) the Company does not achieve the Net Profit Target for the Plan Year ending on December 31, 2012, (B) the Reported Net Profit (as defined below) for such Plan Year equals at least (US$ 30,000,000) and (C) no member of Senior Management (as defined on Attachment C) has engaged in any act of fraud, dishonesty, gross negligence or other misconduct that resulted in a reduction in Reported Net Profit for the Plan Year ending on December 31, 2012, then the Board will consider, in the exercise of its reasonable good faith discretion, whether the Net Profit Target for such Plan Year shall be deemed to have been achieved at the US$ 10,000,000 target for purposes of determining whether Continuous Participants are eligible to receive an Additional Incentive Bonus under Section 5(d) above.

(b)                                 Example.  The following example is intended to demonstrate the principles of this Section 5(d) and is presented for illustrative purposes only.  If (i) the Company achieves at least 100% of the Net Profit Target for each Plan Year ending on December 31, 2012, 2013 and 2014, (ii) the Company achieves 80% of the Net Profit Target for the Plan Year ending December 31, 2015, (iii) for all Plan Years the Company achieves aggregate Net Profit equal to the aggregate Net Profit Targets for such Plan Years (which ,for the avoidance of doubt, includes the Net Profit Deficit in the Plan Year ending December 31, 2015), and (iv) the aggregate amount of the Aggregate Incentive Bonuses paid in such Plan Years is equal to US$ 40,000,000, Final Participants will be entitled to an aggregate Additional Incentive Bonus of US$ 10,000,000.  However, if the Company achieves the Net Profit Targets for each Plan Year except the Plan Year ending on December 31, 2013 is not a Qualified Year (i.e., the Company fails to achieve at least 80% of the Net Profit Target for the Plan Year ending on December 31, 2013), no Additional Incentive Bonus will be paid to Final Participants.  For the avoidance of doubt, if the Company achieves at least 80% of the Net Profit Target each Plan Year and the aggregate amount of the Aggregate Incentive Bonuses paid for such Plan Years is equal to US$ 60,000,000, Continuous Participants will not be entitled to any Additional Incentive Bonus.

Section 1.04For purposes of the Plan, “Net Profit” means (w) net earnings or net loss, calculated under U.S. GAAP, as reported in the Company’s audited financial statements (the “Reported Net Profit”) increased or decreased as identified and specified in Attachment B hereto, as applicable, by (x) any Specified Exclusions, (y) any Transaction Adjustments and (z) any Dividend Alternative.

(a)                                 The Net Profit Target for each Plan Year is set forth on Attachment B hereto.

(b)                                 An independent accounting firm, which shall be a “Big Four” accounting firm appointed by the Board (the “Independent Accounting Firm”), shall perform agreed upon procedures on the calculation of Net Profit and shall determine the amount of any Aggregate Incentive Bonus and any Aggregate Catch-Up Payment for each Plan Year, which shall be the final, conclusive and binding determination of Net Profit, and the amount of any Aggregate Incentive Bonus and any Aggregate Catch-Up Payment, on all persons, including the Company and its affiliates and subsidiaries, Participants and their beneficiaries, and any other persons claiming rights from or through a Participant.  For the avoidance of doubt, the Independent Accounting Firm will determine the amount of any Specified Exclusion, Transaction Adjustment or Dividend Alternative based on information provided by the Company.

Section 6.  Termination of Employment.  In order to be eligible to receive an Incentive Bonus or a Catch-Up Payment, a Participant must remain employed by the Company or a subsidiary or affiliate of the Company through the first business day following the end of the Plan Year to which the Incentive Bonus relates or through the first business day following the end of the Plan Year in which the Catch-Up Payment is earned, as applicable.  If a Participant was allocated a portion of the Aggregate Incentive Bonus or the Aggregate Catch-Up Payment but subsequently forfeits such allocation due to his or her termination of employment for any reason, such allocation will be reallocated to the other Participants pro rata in accordance with the then-current allocation of the Aggregate Incentive Bonus or Aggregate Catch-Up Payment, as applicable, unless the CEO recommends to the Board a different allocation of such amount and the Board approves such alternative allocation.

Section 7. Unallocated Amount.  10% of the Aggregate Incentive Bonus and the Aggregate Catch-Up Payment (each such 10% portion of the Aggregate Incentive Bonus and the Aggregate Catch-Up Payment, the “Unallocated Amount”) shall remain unallocated as of the effective date of the Plan.  In the event of any payment of an Aggregate Incentive Bonus or Aggregate Catch-Up Payment, the Unallocated Amount shall be allocated and paid to the Participants pro rata in accordance with the then-current allocation of the Aggregate Incentive Bonus or Aggregate Catch-Up Payment, as applicable, unless the CEO recommends to the Board a different allocation of the Unallocated Amount and the Board approves such alternative allocation.  For the avoidance of doubt, the CEO’s recommendation as to the Unallocated Amount with respect to any Plan Year may be made at any time prior to the payment of the Aggregate Incentive Bonus or Aggregate Catch-Up Payment for such Plan Year.  Any unallocated amount of the Additional Incentive Bonus shall be allocated in accordance with Section 5(d).

Section 8.  Reallocations.  Except as expressly provided for herein, the allocation set forth in each Award Letter shall not be adjusted.

Section 9. “Clawback”. (a)  From the Closing Date through the third anniversary of the termination of the Plan, as determined pursuant to Section 3 above, each Participant shall be subject to mandatory repayment of all or a portion of any Incentive Bonus, Catch-Up Payment or Additional Incentive Bonus by the Participant solely to the extent that the payment was based on materially inaccurate financial statements; provided that financial statements will not be considered to be materially inaccurate due to changes required as a result of a change in U.S. GAAP or a change in guidance promulgated by a governing regulatory body, or retroactive changes in law or regulation.  If the Company seeks repayment of all or a portion of an Incentive Bonus, Catch-Up Payment or Additional Incentive Bonus pursuant to this Section 9, the Company shall deliver to all Participants to which such repayment would be applicable a written notice (a “Clawback Notice”) that sets forth the amount of the Incentive Bonus, Catch-Up Payment or Additional Incentive Bonus that the Company seeks repayment of and, in reasonable detail, the basis for such repayment.  Any repayment pursuant to this Section 9 shall be due forty-five (45) days following delivery of the Clawback Notice.

Section 1.05Example.  The following example is intended to demonstrate the principles of this Section 9 and is presented for illustrative purposes only.  If (i) the Company achieves Net Profit for the Plan Year ending December 31, 2014 equal to US$ 200,000,000, (ii) Participants receive an Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 equal to US$ 20,000,000 and (iii) as a result of inaccurate financial statements, Net Profit for the Plan Year ending December 31, 2014 is restated to US$ 120,000,000, Participants who received a portion of the Aggregate Incentive Bonus for the Plan Year ending December 31, 2014 may be required to repay an aggregate amount of such Aggregate Incentive Bonus equal to US$ 8,000,000.

Section 10.  Withholding.  Any amounts payable under this Plan shall be subject to withholding and to such other deductions as shall at the time of such payment be required for any Federal, state, local, foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.

Section 11.  Termination or Amendment.  The Board may amend or terminate the Plan at any time; provided that, without the prior written consent of an affected Participant, no amendment or termination of the Plan may (i) materially adversely affect the rights of such Participant or (ii) adversely affect the amount of any Incentive Bonus, Catch-Up Payment or portion of the Additional Incentive Bonus payable to such Participant; provided that, subject to Section 17, the Board may amend the Plan without the prior written consent of Participants to cause the Plan to comply with applicable law or accounting or tax rules and regulations.  The failure of a Participant or the Company to insist upon strict adherence to any term of this Plan on any occasion shall not be considered a waiver of such Participant’s or the Company’s rights or deprive such Participant or the Company of the right thereafter to insist upon strict adherence to such term or any other term of this Plan.  No failure or delay by any Participant or the Company in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 12. Confidentiality.  The terms of the Plan (including without limitation the allocations set forth in any Award Letter) are confidential.  Participants shall not disclose any terms of the Plan or any Award Letter except to the extent such information becomes generally available to the public other than as a result of disclosure by a Participant.

Section 13.  No Right to Continued Employment. Nothing in the Plan constitutes an express or implied contract or other agreement concerning the duration of any Participant’s employment with the Company or any of its subsidiaries or affiliates.  In consideration of being eligible to participate in the Plan, following the Merger (as defined in the Merger Agreement), each Participant who is a party to an employment agreement with the Company immediately prior to the Merger shall continue to be subject to the terms and conditions of such Participant’s employment agreement following the Merger, unless and until such Participant enters into a new Board-approved employment agreement with the Company.

Section 14.  Non-Exclusivity of Rights.  Nothing in the Plan shall prevent or limit any Participant’s continuing or future participation in any plan, practice, policy or program provided by the Company or any of its affiliates for which the Participant may qualify, nor shall anything in the Plan limit or otherwise affect any rights the Participant may have under any contract or agreement with the Company or any affiliate.  Vested benefits and other amounts that any Participant is otherwise entitled to receive under any incentive compensation (including any equity award agreement), deferred compensation, retirement, pension or other plan, practice, policy or program of, or any contract or agreement with, the Company or any affiliate shall be payable in accordance with the terms of each such plan, practice, policy, program, contract or agreement, as the case may be.

Section 15.  Miscellaneous.  This Plan is written in both English and Chinese. The Company acknowledges that this Plan was negotiated based on the English version and has been translated into a Chinese version.  Notwithstanding the foregoing, the Company hereby agrees that, in the event that there is any discrepancy or inconsistency between the English version and Chinese version, the English version shall prevail in all cases over the Chinese version.

Section 16.  Notices.  All notices or other communications required or permitted by this Plan will be made in writing and all such notices or communications will be deemed to have been duly given when delivered or (unless specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, address as follows:

(a)  If to the Company:

AMC Entertainment Holdings, Inc.

920 Main Street

Kansas City, MO 64105

Facsimile: (816) 480-4700

Attention: General Counsel

with a copy to:

Dalian Wanda Group Co. Ltd.

21/F Block B, Wanda Plaza

93 Jianguo Road

Chaoyang District, Beijing

China 100022

Facsimile: +86 (10) 8585-3095

Attention: Wu Hua

(b)  If to a Participant, to such Participant’s address as most recently supplied to the Company and set forth in the Company’s records;

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Section 17.  Section 409A.  (a)  All payments hereunder are intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and other Treasury Department guidance and interpretive authority issued with respect thereto (“Section 409A”). If a payment is deemed subject to Section 409A, the Board may, in its sole discretion and without a Participant’s prior consent, amend the Plan, adopt policies and procedures, or take any other necessary or appropriate actions (including actions with retroactive effect) to (i) preserve the intended tax treatment of any such payment, or (ii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority issued after the effective date of the Plan, in a manner determined by the Board in good faith in its sole discretion to have the least adverse consequences to the Participants.  Whenever a payment under this Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

Section 1.06Neither any Participant nor any of such Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for such Participant’s benefit under this Plan may not be reduced by, or offset against, any amount owing by the Participant to the Company or any of its affiliates.  It is intended that each payment provided under this Plan is a separate “payment” for purposes of Section 409A.

If a Participant is deemed on the date of termination of employment to be a “specified employee” within the meaning of that term under Section 409A, then with regard to any payment that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment shall be made on the tenth (10th) business day following the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (ii) the date of Participant’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum on the tenth (10th) business day following the Delay Period, and any remaining payments due under this Plan shall be paid in accordance with the normal payment dates specified for them herein.

Section 18.  Governing Law; Clawback; Dispute Resolution.  (a)  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the law of any jurisdiction other than the State of Delaware to be applied.

Section 1.07If a Participant in good faith objects to the clawback of all or any portion of his or her Incentive Bonus, Catch-Up Payment or Additional Incentive Bonus pursuant to Section 9, within forty-five (45) days following delivery of the Clawback Notice, such Participant shall deliver to the Clawback Representative (as defined below) a written notice that sets forth in reasonable detail the basis for the Participant’s objection to the clawback (the “Participant Clawback Dispute Notice”).  For purposes of this Section 18(b), “Clawback Representative” shall mean: (i) the CEO, if the then-current CEO has an interest in the Aggregate Incentive Bonus at least equal to 6.98% or (ii) if the then-current CEO has an interest in the Aggregate Incentive Bonus less than 6.98%, (A) the Participant who is also a current employee of the Company with the largest interest in the Aggregate Incentive Bonus or (B) if multiple Participants have the largest interest in the Aggregate Incentive Bonus (determined on an individual basis), the Participant appointed by a majority of the Interested Participants.  For the avoidance of doubt, (x) only a then-current employee of the Company is eligible to be the Clawback Representative and (y) the Clawback Representative shall be permitted to object to the clawback of all or any portion of his or her Incentive Bonus, Catch-Up Payment or Additional Incentive Bonus, in which case the Clawback Representative shall deliver to the Board the Representative Clawback Dispute Notice in his or her own name as described below.  If the Clawback Representative reviews the Participant Clawback Dispute Notice and in good faith agrees with the Participant’s objection to the clawback, within thirty (30) days following delivery of the Participant Clawback Notice, the Clawback Representative shall deliver to the Board a written notice that sets forth in reasonable detail the basis for the dispute (the “Representative Clawback Dispute Notice”).  If the Clawback Representative delivers the Representative Clawback Dispute Notice, then the Clawback Representative and the Board shall attempt in good faith to resolve such dispute.  If no such resolution can be reached during the forty-five (45) day period following the Board’s receipt of a Representative Clawback Dispute Notice, then, at the sole discretion of the Clawback Representative, such dispute may be brought for resolution by a third-party arbitrator, in accordance with the applicable rules of the London Court of International Arbitration.  The arbitration proceedings shall be located in New York, New York.  Each of the parties to the arbitration proceedings shall bear its own attorneys’ fees, costs and expenses and an equal share of the arbitrator’s and administrative fees of arbitration.  The determination of such third-party arbitrator shall be final, conclusive and binding on all persons, including the Company and its subsidiaries and affiliates, Participants and their beneficiaries, and any other persons claiming rights from or through a Participant.

ATTACHMENT B

Net Profit Targets

Plan Year Ending	Net Profit Target
December 31, 2012	USD $	10,000,000
December 31, 2013	USD $	50,000,000
December 31, 2014	USD $	115,000,000
December 31, 2015	USD $	130,000,000

“Specified Exclusions”

Pursuant to Section 5(e), Net Profit shall be increased or decreased as follows:

Net Profit to be decreased by any increase in the Reported Net Profit that results from any injection of cash by Wanda or any of its affiliates or subsidiaries, including without limitation cash used (i) to repay or otherwise reduce indebtedness of the Company or its subsidiaries (calculated based on the interest rate of the debt retired, or weighted average interest rate if more than one tranche of debt is retired, after applicable income taxes at the effective tax rate and prorated over the applicable period after the date of capital investment) or (ii) to fund any merger, acquisition or other similar transactions involving the Company or any of its subsidiaries only if such funds are requested by the Company (calculated based on 10% of the funds drawn by the Company and prorated over the applicable period after the date of capital investment). For the avoidance of doubt, if the Company utilizes Wanda cash to fund an acquisition, the incremental Net Profit generated from the acquisition in excess of 10% of the Wanda funds used to effect said acquisition would remain in the calculation of Net Profit for purposes of the Plan. Conversely, if Net Profits for the related acquisition did not exceed 10% of the Wanda funds used to effect said acquisition, Net Profit for purposes of this calculation would be reduced by the full 10% of the Wanda funds used for said acquisition (which would be partially offset by the actual profits achieved for the related acquisition);

Net Profit to be decreased by 50% of any increase in the Reported Net Profit arising out of any interest reduction as a result of a corporate guaranty or other securities provided by Wanda or any of its affiliates to the Company, any of its subsidiaries or the relevant creditors (calculated based on the difference in overall cost of debt capital (% interest rate) immediately before and immediately after the credit enhancement, applied against total debt capital, net of applicable taxes at the effective tax rate and prorated over the applicable period after the date of credit enhancement);

Net Profit to be decreased by any increase in the Reported Net Profit, and Net Profit to be increased by any decrease in the Reported Net Profit, in each case arising out of or resulting from any disposition of the shares of NCM (calculated based on the gain or loss on disposition on a GAAP basis, net of applicable income taxes at the effective tax rate and disregarding the use of proceeds from such disposition); provided that the Board has approved in advance such disposition;

Net Profit to be decreased by any increase in the Reported Net Profit, and Net Profit to be increased by any decrease in the Reported Net Profit, in each case due to purchase accounting directly relating to the Merger (net of applicable income taxes at the effective tax rate); and

Net Profit to be increased by any decrease in the Reported Net Profit related to the Incentive Bonuses accrued for under the Plan (net of applicable income taxes at the effective tax rate).

For the avoidance of doubt, (i) Net Profit shall be decreased by any increase in the Reported Net Profit that results from a reduction in interest expense due to the repayment of all or a portion of the Company’s debt obligations with cash invested by Wanda or any of its affiliates or subsidiaries, and (ii) Net Profit shall be increased by any decrease in the Reported Net Profit that results from financing charges incurred with respect to a repayment or other reduction of any indebtedness of the Company or its subsidiaries due to the repayment of all or a portion of the Company’s debt obligations with cash invested by Wanda or any of its affiliates or subsidiaries.

“Transaction Adjustment”

Pursuant to Section 5(e), Net Profit shall be decreased by any increase in the Reported Net Profit, and Net Profit shall be increased by any decrease in the Reported Net Profit, in each case relating to any disposition of strategic or key assets of the Company or any of its subsidiaries that has an aggregate value of US$ 5,000,000 or more (calculated based on the gain or loss in accordance with GAAP), net of applicable income taxes at the effective tax rate); provided that the Board has approved in advance such disposition and an estimated impact on current and future Reported Net Profit; and provided further that, to the extent the actual increase or decrease in Reported Net Profit is greater than the estimate approved by the Board, Board approval will be required to include any adjustment to Reported Net Profit that exceeds such approved estimate.

“Dividend Alternative”

Pursuant to Section 5(e), Net Profit shall be increased by the sum of (A) the product of (i) the amount of each dividend paid by the Company during the applicable Plan Year, (ii) 20% and (iii) a fraction, the numerator of which shall be the number of days remaining in such Plan Year following the payment of such dividend and the denominator of which shall be 365 and (B) 20% of each dividend paid by the Company following the Closing Date through December 31st of the year before the applicable Plan Year.